As filed with the Securities and Exchange Commission on March 28, 2003

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CACI INTERNATIONAL INC

(Exact Name of Registrant as Specified in its Charter)

Delaware	54-1345888
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

1100 North Glebe Road, Arlington, Virginia	22201
(Address of Principal Executive Offices)	(Zip Code)

CACI 2002 Employee Stock Purchase Plan

CACI 2002 Management Stock Purchase Plan

CACI 2002 Director Stock Purchase Plan

(Full Titles of the Plans)

Jeffrey P. Elefante

Executive Vice President, General Counsel and Secretary

CACI International Inc

1100 North Glebe Road

Arlington, Virginia 22201

(Name and Address of Agent For Service)

(703) 841-7800

(Telephone Number, Including Area Code, of Agent For Service)

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Stock, $0.10 par value(1)	875,000	$33.13(2)	$28,988,750	$2,346

(1)	In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also relates to such indeterminate number of additional shares of Common Stock of the Registrant as may be issuable as a result of stock splits, stock dividends or similar transactions.

(2)	Calculated pursuant to Rules 457(c) and (h) under the Securities Act, solely for the purpose of computing the registration fee and, based on the average of the high and low prices of the Class A Common Stock on March 25, 2003, as reported by the New York Stock Exchange.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information concerning the CACI 2002 Employee Stock Purchase Plan, CACI 2002 Management Stock Purchase Plan, and CACI Director Stock Purchase Plan (collectively, the “Plans”) required by Item 1 of Part 1 of Form S-8 and the statement of availability of Registration Information, Plan Information and other information required by Item 2 of Part 1 of Form S-8 will be sent or given to participants as specified by Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”). In accordance with Rule 428 and the requirements of Part 1 of Form S-8, such documents are not being filed with the Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. The Registrant shall maintain a file of such documents in accordance with the provisions of Rule 428. Upon request, the registrant shall furnish to the Commission or its staff a copy or copies of all of the documents included in such file.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

The following documents that we have previously filed with the Securities and Exchange Commission are hereby incorporated by reference in this Registration Statement:

(1)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended June 30, 2002 (as filed on September 27, 2002);

(2)	The Registrant’s Quarterly Report on Form 10-Q for the three months ended September 30, 2002 (as filed on November 14, 2002);

(3)	The Registrant’s Quarterly Report on Form 10-Q for the six months ended December 31, 2002 (as filed on February 13, 2003);

(4)	The Registrant’s Current Reports on Form 8-K (as filed on October 10 and October 22, 2002 and February 4 and March 3, 2003);

(5)	The Registrant’s definitive proxy statement in connection with its 2002 annual meeting of stockholders (as filed on October 15, 2002); and

(6)	The description of the Registrant’s Common Stock contained in its Registration Statement on Form 8-A/A (as filed on March 21, 2003).

All documents filed by the Registrant subsequent to the date hereof with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) and prior to the filing of a post-effective amendment hereto that indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and made a part hereof from their respective dates of filing (such documents, together with the documents enumerated above, being hereinafter referred to as “Incorporated Documents”); provided, however, that the documents enumerated above or subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act in each year during which the offering made hereby is in effect prior to the filing with the Commission of the Registrant’s Annual Report on Form 10-K for such year shall not be Incorporated Documents or be incorporated by reference herein or be a part hereof from and after the filing of such Report.

Any statement contained in an Incorporated Document or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof.

Item 4. Description of Securities

Not Applicable

Item 5. Interest of Named Experts and Counsel

Jeffrey P. Elefante, who has furnished the opinion of counsel included as Exhibit 5.1 hereto, is an officer of the Registrant, holds shares of, and options to purchase shares of, the Registrant’s Common Stock and may participate in the CACI 2002 Employee Stock Purchase Plan and the CACI 2002 Management Stock Purchase Plan.

Item 6. Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law affords a Delaware corporation the power to indemnify its present and former directors and officers under certain conditions. Article EIGHTH of the Registrant’s Certificate of Incorporation provides that the Registrant may, to the full extent permitted by Section 145 of the Delaware General Corporation Law, indemnify all persons that it is permitted to indemnify under Section 145 of the Delaware General Corporation Law, as the same exists or may hereafter be amended. Section 9 of ARTICLE V of the Registrant’s By-Laws provides that the Registrant shall indemnify and hold harmless to the fullest extent permissible under the Delaware General Corporation Law every person who was or is a party or is threatened to be made a party to or is involved in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that he or a person of whom he is the legal representative is or was a director or officer of the Registrant or is or was serving at the request of the Registrant as a director or officer of another corporation, against all expense, liability, and loss (including attorneys’ fees, judgments, fines, and, if approved by the Registrant’s board of directors, amounts paid or to be paid in settlement) reasonably incurred or suffered by him in connection with that action, suit, or proceeding. Section 9 of ARTICLE V of the Registrant’s By-Laws also provides that the Registrant may pay expenses incurred by a director or officer in connection with the defense of any civil or criminal action, suit, or proceeding in advance of the disposition of the action, suit, or proceeding, upon a commitment by or on behalf of the director or officer to repay such amounts if it is ultimately determined that he is not entitled to be indemnified by the Registrant.

Section 145 of the Delaware General Corporation Law also affords a Delaware corporation the power to obtain insurance on behalf of its directors and officers against liabilities incurred by them in those capacities. The Registrant has procured a directors’ and officers’ liability and company reimbursement liability insurance policy that (a) insures directors and officers of the Registrant against losses (above a deductible amount) arising from certain claims made against them by reason of certain acts done or attempted by such directors or officers and (b) insures the Registrant against losses (above a deductible amount) arising from any such claims, but only if the Registrant is required or permitted to indemnify such directors or officers for such losses under statutory or common law or under provisions of its Certificate of Incorporation or its By-Laws.

Item 7. Exemption from Registration Claimed

Not Applicable

Item 8. Exhibits

Exhibit No.	Description

4.1

Certificate of Incorporation of CACI International Inc, as amended to date (incorporated by reference to the Registrant’s Form DEF 14A filed with the Securities and Exchange Commission on October 15, 2002).

4.2

By-laws of CACI International Inc, as amended to date (incorporated by reference to the Registrant’s Annual Report on Form 10-K filed with the Securities and Exchange Commission for the fiscal year ended June 30, 2002).

4.3	CACI 2002 Employee Stock Purchase Plan.

4.4	CACI 2002 Director Stock Purchase Plan.

4.5	CACI 2002 Management Stock Purchase Plan.

5.1	Opinion of Jeffrey P. Elefante, Executive Vice President, General Counsel and Secretary.

23.1	Consent of Deloitte & Touche LLP, independent auditors.

23.3	Consent of Jeffrey P. Elefante (included in Exhibit 5.1).

24.1	Power of Attorney (contained on the signature page).

The undersigned Registrant has submitted the Plan and has submitted or will submit all amendments thereto to the Internal Revenue Service (the “IRS”) in a timely manner and has made or will make all changes required by the IRS in order to qualify the Plan.

Item 9. Undertakings

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3)	To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s Annual Report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and each filing of the Plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Arlington, Virginia, on March 28, 2003.

CACI INTERNATIONAL INC
By:	/s/ JEFFREY P. ELEFANTE
Jeffrey P. Elefante Executive Vice President General Counsel and Secretary

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Stephen L. Waechter and Jeffrey P. Elefante, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing which they, or either of them, may deem necessary or advisable to be done in connection with this registration statement, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or any substitute or substitutes for either or both of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ J.P. LONDON J.P. London	Chairman of the Board, Chief Executive Officer and Director (Principal Executive Officer)	March 28, 2003

/s/ STEPHEN L. WAECHTER Stephen L. Waechter	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	March 28, 2003

/s/ MICHAEL J. BAYER Michael J. Bayer	Director	March 28, 2003

/s/ PETER A. DEROW Peter A. Derow	Director	March 28, 2003

/s/ RICHARD L. LEATHERWOOD Richard L. Leatherwood	Director	March 28, 2003

/s/ ARTHUR L. MONEY Arthur L. Money	Director	March 28, 2003

/s/ WARREN R. PHILLIPS Warren R. Phillips	Director	March 28, 2003

/s/ CHARLES P. REVOILE Charles P. Revoile	Director	March 28, 2003

/s/ WILLIAM B. SNYDER	Director	March 28, 2003

William B. Snyder

/s/ RICHARD P. SULLIVAN Richard P. Sullivan	Director	March 28, 2003

/s/ JOHN M. TOUPS John M. Toups	Director	March 28, 2003

/s/ LARRY D. WELCH Larry D. Welch	Director	March 28, 2003

EXHIBIT INDEX

Exhibit No.	Description

4.1

Certificate of Incorporation of CACI International Inc, as amended to date (incorporated by reference to the Registrant’s DEF 14A filed with the Securities and Exchange Commission on October 15, 2002).

4.2

By-laws of CACI International Inc, as amended to date (incorporated by reference to the Registrant’s Annual Report on Form 10-K filed with the Securities and Exchange Commission for the fiscal year ended June 30, 2002).

4.3	2002 CACI Employee Stock Purchase Plan

4.4	2002 CACI Director Stock Purchase Plan

4.5	2002 CACI Management Stock Purchase Plan

5.1	Opinion of Jeffrey P. Elefante, Executive Vice President, General Counsel and Secretary.

23.1	Consent of Deloitte & Touche LLP, independent auditors.

23.3	Consent of Jeffrey P. Elefante (included in Exhibit 5.1).

24.1	Power of Attorney (contained on the signature page).